Exhibit q Power of Attorney

POWER OF ATTORNEY

     The undersigned Ron Baldwin, Terry L. Carter, Jeffrey Haas, Joseph Hankin, Thomas F. Kice, Peter L. Ochs, George Mileusnic, John J. Pileggi and Richard Wedemeyer, Trustees of the American Independence Funds Trust (the "Trust" or the “Funds”), an open-end management investment company organized in Delaware, do hereby constitute and appoint Eric Rubin, Jon Rand and Joseph Kelly and each of them individually, my true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with:

     (i) the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Funds under the Investment Company Act of 1940, as amended; and

     (iii) state securities laws and any rules, regulations, orders or other requirements of state securities commissions, in connection with the registration under state securities laws of the Funds and with the registration under state securities laws of shares of beneficial interest of the Funds to be offered by the Funds;

including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the name of such Trustee in his behalf as such Trustee to any amendment or supplement (including post-effective amendments) to the registration statement or statements filed with the Securities and Exchange Commission under such Investment Company Act of 1940, as amended, and to execute any instruments or documents filed or to be filed as part of or in connection with such registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with state securities laws, including, but not limited to, all state filings for any purpose, state filings in connection with corporate or trust organization or amending corporate or trust documentation, filings for purposes of state tax laws and filings in connection with blue sky regulations; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned places his hand as of this 15th day of December, 2007.

/s/ Ron Baldwin	/s/ Peter L. Ochs
Ron Baldwin	Peter L. Ochs

/s/ Terry L. Carter	/s/ John J. Pileggi
Terry L. Carter	John J. Pileggi

/s/ Jeffrey Haas	/s/ Richard A. Wedemeyer
Jeffrey Haas	Richard A. Wedemeyer

/s/ Joseph Hankin
Joseph Hankin

/s/ Thomas F. Kice
Thomas F. Kice

/s/ George Mileusnic
George Mileusnic